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                                                                 EXHIBIT (e)(15)

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[LOGO of AIG AMERICAN GENERAL]                                                                                     Service Request

American General Life Insurance Company (AGL)
AIG Life Insurance Company
AIG Life Insurance Company of Puerto Rico
    [ ]  Fixed Life Service Center - P. O. Box 4373, Houston, TX 77210-4373                                        Please print or
    [ ]  Variable Life Service Center - P. O. Box 4880, Houston, TX 77210-4880                                type all information
Member companies of American International Group, Inc.                                                          except signatures.

Instructions for completing this form are listed on the back. A separate request form must be completed for each policy.
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1.      CONTRACT          CONTRACT No.: __________________________________________________________________________________________
        IDENTIFICATION
                          OWNER: _______________________________________________   SSN/TIN OR EIN: _______________________________

    [ ] Check Here if     ADDRESS: _____________________________________________   PHONE No.: ____________________________________
        New Address
                                   _____________________________________________

                          EMAIL ADDRESS (optional): ______________________________________________________________________________

                          INSURED/ANNUITANT (if other than Owner): _______________________________________________________________
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2.  [ ] CHANGE DIRECT     Frequency:
        BILLING           [ ] Annual [ ] Semi-Annual [ ] Quarterly [ ] Monthly* [ ] Other* _______________________________________
        FREQUENCY         [ ] Planned Premium* $ _______________________________
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3.  [ ] LOST CONTRACT     I hereby certify that the contract of insurance for the listed contract has been [ ] lost
        CERTIFICATE       [ ] destroyed [ ] other.
                          Unless I have directed cancellation of the contract, I request that a Certificate of Insurance be issued to me.
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4.  [ ] CORRECT AGE       [ ] Insured/Annuitant [ ] Spouse [ ] Child (Name) ______________________________________________________

                          Date of Birth: _______________________________________   Must send in proof of age.
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5.  [ ] CHANGE            [ ] Extended Term Insurance
        NONFORFEITURE     [ ] Reduced Paid Up
        OPTION            [ ] Automatic Premium Loan
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6.  [ ] EXECUTE           Endorse policy in accordance with Nonforfeiture Provisions to provide, if available:
        NONFORFEITURE     [ ] Extended Term Insurance                              [ ] Reduced Paid-Up Insurance
        OPTION            [ ] Automatic Premium Loan                                   If Loan: [ ] Pay-off with Cash Value*
                                                                                                [ ] Leave on Policy
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7.  [ ] CHANGE            [ ] Used to purchase Additional Paid-Up Insurance/++/   [ ] Used to purchase One-Year Term Insurance
        DIVIDEND          [ ] Applied to Reduce Premiums                          [ ] Paid in Cash
        OPTION            [ ] Accumulated at Interest
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8.  [ ] CANCEL            [ ] Premium Waiver   [ ] Accidental Death   [ ] Guaranteed Insurability    [ ] Level/Decreasing Term
        BENEFITS          [ ] Spouse           [ ] Family             [ ] Child                      [ ] Payor Death and/
        OR RIDERS++       [ ] Reduce Face Amount to $ __________________________                         or Payor Disability
                          [ ] Other: ______________________________________________________
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9.      SIGN HERE FOR     Under penalties of perjury, I certify that: (1) The number shown on this form is my correct taxpayer
        ABOVE REQUEST     identification number, and (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to back-up withholding as a result of a failure to report all interest or dividends, or (c)
                          the IRS has notified me that I am no longer subject to backup withholding, and (3) I am a U.S.
                          person (including a U.S. resident alien). The Internal Revenue Service does not require your consent to any provision of this document other than the certification required to avoid backup withholding.

                          _________________________________________   ____________________________________________________________
                            Signature of Owner        Date                     Signature of Co-owner                    Date
                                                                      (or other party having interest in contract)

                          * Not available on all contracts. Contact your Service Center for availability.
                          ++ Additional forms may be required. Contact your Service Center for additional information.
                          Note: Certain changes to your policy may result in adverse Tax consequences. We urge you to consult with your Tax Advisor prior to making any changes. The changes requested are not valid until recorded by the company.

                                            RETURN COMPLETED FORM TO THE ADDRESS OF THE COMPANY CHECKED ABOVE.
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AGLC0107                          Page 1 of 2                            Rev0904

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                                                  - Instructions and Conditions -
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1.      CONTRACT          Complete all contract information in this section. You may use this form for multiple contracts that
        IDENTIFICATION    have the same contract owner and require the same signatures.
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2.      CHANGE DIRECT     This form may be used to change your direct billing frequency. For all other premium changes,
        BILLING           including changes to your billing method and electronic funds authorization, please contact your
        FREQUENCY         Service Center. Check the box to indicate the billing frequency. For flexible premium products, please fill in the planned premium.
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3.      LOST CONTRACT     Check the box identifying the reason for a Contract Certificate. This one page Certificate provides
        CERTIFICATE       basic contract information and will serve as proof of your coverage.
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4.      CORRECT AGE       Check the box of the person whose age needs to be corrected. If it is a child, provide the name of the child. Provide correct date of birth. Proof of age, such as a birth certificate or driver's license, must be provided. Please submit a copy rather than the original document.
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5.      CHANGE            Check the box to indicate which option you choose to select.  Review your contract to determine which
        NONFORFEITURE     provisions are allowed and how the provisions affect your contract.
        OPTION
                          Extended Term Insurance (ETI) utilizes the cash surrender value to purchase term insurance until that value is depleted. Upon expiration, the contract terminates without value. Any outstanding loan balance will be paid off.

                          Reduced Paid Up Insurance (RPU) utilizes the cash surrender value to provide a paid up contract for a reduced amount of coverage. Depending on the contract, you may have the option to leave any outstanding loan on the policy.

                          Automatic Premium Loan (APL) allows for a contract loan to pay a premium due provided that there is sufficient cash value.
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6.      EXECUTE           Check the box to indicate which option you choose to select. Review your contract to determine which
        NONFORFEITURE     provisions are allowed and how the provisions affect your contract as benefits and riders may be
        OPTION            terminated.

                          Extended Term Insurance (ETI) utilizes the cash surrender value to purchase term insurance until that value is depleted. Upon expiration, the contract terminates without value. Any outstanding loan balance will be paid off.

                          Reduced Paid Up Insurance (RPU) utilizes the cash surrender value to provide a paid up contract for a reduced amount of coverage. Depending on the contract, you may have the option to leave the loan on the policy.

                          Automatic Premium Loan (APL) allows for a contract loan to pay a premium due provided that there is sufficient cash value.
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7.      CHANGE DIVIDEND   If your contract earns dividends, select one option.  Review your contract to determine which dividend
        OPTION            options apply.
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8.      CANCEL BENEFITS   Check the box to indicate which benefit or rider you want to remove. You may be contacted by the
        OR RIDERS         Service Center if your state requires additional forms to complete processing.
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9.      SIGN HERE FOR     This request must be dated and all required signatures must be written in ink, using full legal names.
        ABOVE REQUEST
                          Taxpayer Identification Number Certification: You must cross out item 2 if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest or dividends on your tax return.

                          This request must be signed by
                            . the person or persons who have the rights of ownership under the terms of the contract
                              (co-owners, irrevocable beneficiary);
                            . by any other party who may have an interest in the contract by legal proceedings or statutes; and
                            . the spouse of the owner must also sign this request, if the owner resides in a Community
                              Property state. (Community Property states are AZ, CA, ID, LA, NM, NV, TX, WA and WI).

                          Special circumstances - Corporate ownership: The signature of one officer followed by the officer's title is required. The request must be submitted on a piece of corporate letterhead or paper with the corporate seal signed by that officer; Partnerships: The full name of the partnership should be written followed by the signatures of all partner(s), other than the Insured; Trust: If the contract is owned by or assigned to a Trustee, current Trustee(s) signatures are required as instructed by the trust agreement. Validation of Trustee(s) signatures may be required.
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AGLC0107                          Page 2 of 2                            Rev0904